Exhibit 99.2
Blackboard to Acquire ANGEL Learning, Inc.
Combined Company to Accelerate Innovation, Interoperability in e-
Learning
Washington, DC — May 6, 2009 — Blackboard Inc. (NASDAQ: BBBB), a global leader in education technology today announced a definitive agreement to acquire privately-held ANGEL Learning, Inc., a leading developer of e-learning software to the U.S. education industry.
The acquisition combines ANGEL’s record of innovation and client service with Blackboard’s own innovation, financial strength and industry leadership to create a stronger, more flexible supporter of teaching, learning and student engagement. The combined company aims to accelerate the pace of innovation and interoperability in e-learning, and will continue to invest in solutions to more effectively support teachers and learners. The acquisition will also enable Blackboard to incorporate ANGEL’s client-first culture that has translated into consistently excellent experiences and high retention of ANGEL Learning clients.
Under terms of the agreement, Blackboard will acquire ANGEL Learning for approximately $95 million, net of cash acquired and excluding transaction costs. Both companies’ boards of directors as well as ANGEL Learning’s shareholders have approved the transaction and closing is expected in May 2009.
“Blackboard is committed to bringing together the best ideas, innovations and practices in e-learning today,” said Michael Chasen, Blackboard’s President and Chief Executive Officer. “With ANGEL Learning, we bring on board a premier education technology company with a tremendous reputation for innovation and e-learning leadership. Independently we’ve each led the way in many areas of the industry. Now we can put the strengths of Blackboard and ANGEL together for the benefit of students in our effort to create a more flexible and engaging teaching and learning platform.”
“Now as part of Blackboard, we’re confident that we can together help the combined client community advance e-learning and student achievement,” said Christopher Clapp, ANGEL Learning President and Chief Executive Officer. “Together we can leverage our respective strengths to improve teaching and learning worldwide.”
Headquartered in Indianapolis, Indiana, ANGEL Learning provides enterprise e-learning software to over 400 clients. The ANGEL product portfolio includes the ANGEL Learning Management System, ANGEL ePortfolio as well as ANGEL Managed Hosting. Additionally, ANGEL also provides consulting and training services.

A Combined Focus on Teaching and Learning
Blackboard’s acquisition of ANGEL Learning will introduce a range of benefits to institutions and the e-learning community, including:
•	A combined global community of practice of more than 5,800 K-12 schools, colleges and universities, government organizations and corporations

•	A broader, unified platform for the general media, publishers and e-learning software developers that increases interoperability for institutions

•	A world-class service and support organization benefiting from best-practices and infrastructure investments

•	Industry leading e-learning technology expertise including specialization on Microsoft’s .NET platform and Microsoft technologies

•	A stronger company with a greater capacity to invest in research and development for new solutions over time
Financial Details of the ANGEL Learning Transaction
ANGEL Learning offers many of the same financial characteristics of Blackboard’s business model, including an annual recurring subscription-based licensing model, ratable revenue recognition, a stable educational institutional client base and high renewal rates. Blackboard expects to realize greater revenue, profitability and cash flow following the integration of ANGEL Learning.
The approximate purchase price of $95 million will include approximately $80 million in cash and $15 million in stock, net of cash acquired and excluding transaction costs. Assuming the merger closes in May 2009, Blackboard expects this transaction to be accretive on a pro forma non-GAAP basis for calendar year 2009, excluding the write off of deferred revenues in purchase accounting and non-recurring merger and integration costs. For financial reporting purposes, Blackboard expects the transaction to be dilutive on a GAAP and non-GAAP basis for calendar year 2009. Blackboard expects to realize significant efficiencies by leveraging shared development infrastructure, sales, marketing, administrative and other expenditures.
Blackboard retained Thomas Weisel Partners LLC as its financial advisor and Cooley Godward Kronish LLP as its legal advisor. ANGEL Learning retained Evercore Partners as its financial advisor and Barnes & Thornburg LLP as its legal advisor.
Additional Information
Blackboard has launched a new portion of its Web site, www.Blackboard.com/ANGEL, where anyone can track the latest news and information about the transaction.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about our expected financial results for the first quarter of 2009 and the full year 2009 and other statements about our future financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-K filed on February 26, 2009 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of May 6, 2009. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 6, 2009.
About ANGEL Learning
ANGEL Learning, Inc. develops and markets enterprise e-learning software. ANGEL Learning’s flagship products are the ANGEL Learning Management Suite and the ANGEL ePortfolio system. ANGEL Learning’s products have been honed by use — with millions of students and instructors served from K to corporate. ANGEL enjoys a reputation for creating products with exceptional ease of use, excellent vision into learner progress, and for keeping its commitments. The ANGEL LMS has been recognized as a Finalist for the Best Postsecondary Course Management Solution CODiE award presented by the Software & Information Industry Association four consecutive years and is the only product to win the award two years in a row. ANGEL Learning won the 2008 Parature Legend Makers Award for “customer service and support excellence.” Educators ranked ANGEL first in customer satisfaction in the IMS GLC Learn-Sat awards. ANGEL world headquarters are in Indianapolis, Indiana. To learn more about the ANGEL difference, visit us at www.angellearning.com.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
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